As filed with the Securities and Exchange Commission on October 19, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSPRO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other juris- diction of incorporation or organization)	34-1807383 (I.R.S. Employer Identification Number)

100 Gando Drive
New Haven, Connecticut 06513
(203) 401-6450

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

TRANSPRO, INC. 401(k) SAVINGS PLAN

(Full title of the Plan)

Charles E. Johnson
President and Chief Executive Officer
Transpro, Inc.
100 Gando Drive
New Haven, Connecticut 06513
(203) 401-6450

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Michael Grundei, Esq.
Wiggin and Dana LLP
400 Atlantic Street
Stamford, Connecticut 06901
(203) 363-7600

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	250,000 shares	$5.20	$1,300,000.00	$164.71

(1)	Plus such additional indeterminable number of shares as may be required pursuant to the Transpro, Inc. 401(k) Savings Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the registrant's common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act") this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Transpro, Inc. 401(k) Savings Plan. The indicated shares are in addition to 250,000 shares previously registered on Form S-8 (Reg. No. 33-80871) filed with the SEC on December 26, 1995.

(2)	Computed in accordance with Rules 457(c) and 457(h) under the 1933 Act, such computation is based on $5.20 per share (the average of the high and low prices of the Registrant's common stock as reported on the American Stock Exchange on October 13, 2004).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed by Transpro, Inc. (the "Registrant" or the "Company") for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), an additional 250,000 shares of Common Stock for issuance pursuant to the Transpro, Inc. 401(k) Savings Plan. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Transpro, Inc. 401(k) Savings Plan and are not being filed with or included in this Form S-8.

Item 1.    Plan Information.

Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company or by the Transpro 401(k) Savings Plan (the "Plan") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 26, 2004;

(b) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2003, filed with the Commission on June 25, 2004;

(c) the Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004, filed with the Commission on May 12, 2004;

(d) the Company's Quarterly Report on Form 10-Q/A Amendment No. 1 for the three-month period ended March 31, 2004, filed with the Commission on August 18, 2004;

(e) the Company's Quarterly Report on Form 10-Q/A Amendment No. 2 for the three-month period ended March 31, 2004, filed with the Commission on October 8, 2004;

(f) the Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2004, filed with the Commission on August 16, 2004;

(g) the Company's Proxy Statement, filed with the Commission on March 29, 2004;

(h) the Company's Current Reports on Form 8-K, filed with the Commission on February 27, 2004, April 29, 2004, July 28, 2004, August 16, 2004, August 26, 2004, and September 28, 2004; and

(i) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 10, 2003.

In addition to the foregoing, all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, Transpro, Inc., 100 Gando Drive, New Haven, Connecticut 06513.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such an officer or director actually and reasonably incurred.

The Registrant's Restated Certificate of Incorporation, as amended, and Bylaws provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware Law. Section 145 of the Delaware Law also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	The Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended September 30, 1998).
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 9, 2001).
4.3	The Transpro, Inc. 401(k) Savings Plan (1)
5.1	Opinion of Wiggin and Dana LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Wiggin and Dana LLP (filed as part of Exhibit 5)
24.1	Power of Attorney (included on the signature page hereof)

(1)	Omitted pursuant to Instruction 1 to Paragraph (b)(4) of Item 601 of Regulation S-K

The Registrant hereby undertakes that it will submit or has submitted the Transpro, Inc. 401(k) Savings Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.    Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 19th day of October, 2004.

TRANSPRO, INC.
By: /s/ Charles E. Johnson Charles E. Johnson President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Johnson and Richard A. Wisot and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Johnson	President, Chief Executive Officer and Director (principal executive officer)	October 19, 2004

Charles E. Johnson

/s/ Richard A. Wisot	Vice President, Treasurer, Secretary and Chief Financial Officer (principal financial officer)	October 19, 2004

Richard A. Wisot

	Director	October 19, 2004

William J. Abraham, Jr.

/s/ Barry R. Banducci	Chairman of the Board and Director	October 19, 2004

Barry R. Banducci

/s/ Philip Wm. Colburn	Director	October 19, 2004

Philip Wm. Colburn

/s/ Paul R. Lederer	Director	October 19, 2004

Paul R. Lederer

/s/ Sharon M. Oster	Director	October 19, 2004

Sharon M. Oster

Director

F. Alan Smith

The Plan.    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on October 19, 2004.

THE TRANSPRO, INC. 401(K) SAVINGS PLAN
By /s/ Barry R. Banducci Name: Barry R. Banducci Title: Member, Employee Benefits Committee

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	The Company's Restated Certificate of Incorporation*
4.2	Amended and Restated By-laws of the Company*
4.3	The Transpro, Inc. 401(k) Savings Plan (1)
5.1	Opinion of Wiggin and Dana LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Wiggin and Dana LLP (filed as part of Exhibit 5)
24.1	Power of Attorney (included on the signature page hereof)

*	Incorporated herein by reference

(1)	Omitted pursuant to Instruction 1 to Paragraph (b)(4) of Item 601 of Regulation S-K